UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) February 15, 2011

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32363	58-2332639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

135 North Church Street, Spartanburg, SC	29306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (864) 515-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 15 and 16, 2011, disinterested members of the Board of Directors of the Company (the “Board”) and its Compensation Committee approved certain compensation arrangements for Kenneth E. Compton, Chief Executive Officer of the Company (“CEO”),  and J. Patrick O’Shaughnessy, Chief Financial Officer of the Company (“CFO”).  These compensation arrangements include:

•                  2010 cash bonuses;

•                  2011 base salaries;

•                  2011 cash bonus arrangements; and

•                  change of control agreements.

Modification of 2010 Cash Bonus Arrangements.

As previously disclosed, each of the Company’s CEO and CFO is entitled to receive a cash bonus based on a percentage of his 2010 base salary.  The CEO’s target bonus is equal to 100% of his base salary, with a maximum bonus of 200% of his base salary.  The CFO’s target bonus is equal to 65% of his base salary, with a maximum bonus of 130% of his base salary.  One half of each cash bonus will be determined by the Company’s overall financial performance, as measured by the Company’s “fully diluted earnings per share” for the year ended December 31, 2010 (the “Corporate Performance-Based Bonus”), with the remaining one-half determined by the Compensation Committee’s assessment of the executive’s individual performance.

On February 15, 2011, the Compensation Committee amended the 2010 cash bonus arrangement to exclude from the computation of fully diluted earnings per share, as used in determining the Corporate Performance-Based Bonus, approximately $18.3 million of legal settlement expenses (net of insurance proceeds) associated with the previously announced settlement of class action lawsuits in North Carolina and Missouri.  The Compensation Committee determined that excluding the effect of these expenses was appropriate and provided a more accurate representation of management’s performance because:

•                  the business decisions that gave rise to the Missouri and North Carolina class action lawsuits arose prior to the CEO’s and CFO’s tenure with the Company;

•                  the settlement of these matters was not anticipated in setting the Company’s financial objectives for 2010;

•                  the Board deemed the amounts of the settlements to be in the best interests of the stockholders, especially in relation to the litigation cost, financial exposure and enterprise risk associated with litigating these matters to their conclusion; and

•      the cash flow impact of the settlements is spread over three fiscal years, with payments being made over a 17-month period ending in January 2012.

CEO Compensation — 2010 Cash Bonus and 2011 Base Salary.

On February 16, 2011, disinterested members of the Board, upon recommendation by the Compensation Committee and based in part upon an independent third party review of the CEO’s compensation, approved the following compensation provisions for the CEO:

•                  a cash bonus of $1,160,000 for 2010, comprised of $580,000 attributable to the Corporate Performance-Based Bonus component (as modified to exclude the legal settlement expenses discussed above) and $580,000 attributable to the individual performance component; and

•                  an annual base salary of $750,000 per year, effective retroactively to January 1, 2011.

CFO Compensation — 2010 Cash Bonus and 2011 Base Salary.

On February 16, 2011, disinterested members of the Board, upon recommendation by the Compensation Committee and based in part upon an independent third party review of the CFO’s compensation, adopted the following compensation provisions for the Company’s CFO:

•                  a cash bonus of $442,000 for 2010, comprised of $221,000 attributable to the Corporate Performance-Based Bonus component (as modified to exclude the legal settlement expenses discussed above) and $221,000 attributable to the individual performance component; and

•                  an annual base salary of $465,000 per year, effective retroactively to January 1, 2011.

2011 Cash Bonus Arrangements

On February 15, 2011, the Compensation Committee approved 2011 cash bonus arrangements for the CEO and CFO (as set forth in Exhibit 10.1).  Pursuant to these arrangements, each of the CEO and CFO may receive a cash bonus based on a percentage of his base salary as in effect at the time of the determination of the bonus, with a target bonus equal to 100% and a maximum bonus equal to 200% of the base salary for the CEO, and a target bonus equal to 65% and a maximum bonus equal to 130% of the base salary for the CFO.  One-half of each cash bonus will be determined by the Company’s overall financial performance and the remaining one half of the cash bonus will be determined by the executive’s individual performance.  The overall maximum cash bonus percentages may be reduced or increased based upon the Company’s financial performance.

Change of Control Agreements.

On February 16, 2011, the disinterested members of the Board authorized the Company to enter into change of control agreements with certain of its officers, including the CEO and the CFO (the “Change of Control Agreements”).  The Change of Control Agreements provide benefits in the event the CEO or CFO, as the case may be, is terminated other than for cause or voluntarily separates for good reason in connection with a Change of Control of the Company (as defined in the Change of Control Agreement).  These benefits include a severance payment, the acceleration of unvested equity-based compensation, and certain other specified benefits.  Pursuant to the Change of Control Agreement, the CEO would be entitled to a severance payment in the amount of 2.5 times the sum of his then current base salary and target bonus, and the CFO would be entitled to a severance payment in the amount of 2.0 times the sum of his then current base salary and target bonus.  The Change of Control Agreements do not provide for any tax gross-ups or single-trigger benefits.

The foregoing description of the Change of Control Agreements is not complete and is qualified by reference to the full text of the Change of Control Agreements which are filed herewith as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Description of 2011 Cash Bonus Arrangement for Executive Officers
10.2	Change of Control Agreement between the Company and Kenneth E. Compton, dated as of February 16, 2011
10.3	Change of Control Agreement between the Company and J. Patrick O’Shaughnessy, dated as of February 16, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.
(Registrant)

Date: February 18, 2011	By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy Chief Financial Officer and Executive Vice President